     As filed with the Securities and Exchange Commission on June 9, 1999

                                                      Registration No. 333-28039
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           -------------------------
                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                           -------------------------
                              JUST FOR FEET, INC.
            (Exact name of Registrant as specified in its charter)

                    Delaware                             63-0734234
           (State or other jurisdiction               (I.R.S. Employer
         of incorporation or organization)           Identification No.)

                            7400 Cahaba Valley Road
                           Birmingham, Alabama 35242
                                (205) 408-3000
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               HAROLD RUTTENBERG
                Chairman, President and Chief Executive Officer
                            7400 Cahaba Valley Road
                           Birmingham, Alabama 35242
                                (205) 408-3000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   Copy to:

                           ARTHUR JAY SCHWARTZ, ESQ.
                           Promenade II, Suite 3100
                        Smith, Gambrell & Russell, LLP
                          1230 Peachtree Street, N.E.
                            Atlanta, Georgia 30309

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                 --------------------------------------------

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

    The Registrant hereby withdraws from registration 462,394 shares out of the 1,076,956 shares of its $.0001 par value Common Stock registered pursuant to this Registration Statement. The 462,394 shares being withdrawn by this post-effective amendment represent all of the shares under the Registration Statement which remain unsold as of the date of this post-effective amendment.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 8th day of June, 1999.

                                      JUST FOR FEET, INC.


Date: June 8, 1999                  By: /s/ Harold Ruttenberg
                                        -------------------------------------
                                        Harold Ruttenberg
                                        Chairman of the Board,
                                        President and Chief Executive Officer


Date: June 8, 1999                  By: /s/ Eric L. Tyra
                                        -------------------------------------
                                        Eric L. Tyra
                                        Executive Vice President
                                        and Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

        Signature                           Title                       Date
---------------------------  -------------------------------------  --------------
 /s/ Harold Ruttenberg       Chairman of the Board,                 June 8, 1999
---------------------------  President and Chief Executive Officer
Harold Ruttenberg

 /s/ Eric L. Tyra            Executive Vice President,              June 8, 1999
---------------------------  Chief Financial Officer and Director
Eric L. Tyra

          *                  Director                               June 8, 1999
---------------------------
Michael P. Lazarus

          *                  Director                               June 8, 1999
---------------------------
Bart Starr, Sr.

          *                  Director                               June 8, 1999
---------------------------
 Randall L. Haines

          *                  Director                               June 8, 1999
---------------------------
David F. Bellet

          *                  Director                               June 8, 1999
---------------------------
Edward S. Croft, III

          *                  Director                               June 8, 1999
---------------------------
Warren C. Smith, Jr.


*By:  /s/ Eric L. Tyra
      ----------------------------------
      Eric L. Tyra, as Attorney-in-Fact